Exhibit 99.1

Celularity Reports Fourth Quarter and Full Year 2021 Financial Results and Provides Corporate Update

Two ongoing Phase 1 trials of unmodified placental-derived natural killer cell therapy candidate, CYNK-001, in acute myeloid leukemia (AML) and glioblastoma multiforme (GBM)

An ongoing Phase 1 portion of a Phase 1/2a trial of genetically modified placental-derived natural killer cell therapy candidate, CYNK-101, in HER2+ gastric cancer

All three ongoing clinical programs have been granted Fast Track designation by the U.S. Food and Drug Administration (FDA)

CYNK-001 granted Orphan Drug Designation by the FDA for treatment of malignant gliomas, including GBM and CYNK-101 granted Orphan Drug Designation for treatment of HER2+ gastric cancer

Announced three partnerships to expand the potential opportunities for placental-derived cell therapy in additional indications, including combination therapies and new therapeutic areas

Florham Park, NJ, – March 31, 2022 – Celularity Inc. (Nasdaq: CELU) (“Celularity”), a clinical-stage biotechnology company developing placental-derived off-the-shelf allogeneic cell therapies, today reported a corporate update and financial results for the fourth quarter and full year ended December 31, 2021.

“The past year has been exciting for Celularity, during which we achieved multiple transformational milestones and significant progress in our unique approach to cellular medicine,” said Robert J. Hariri, M.D., Ph.D., founder, Chairperson and Chief Executive Officer of Celularity. “Most notably, we transitioned to a public company through a business combination with GX Acquisition Corp., which along with a companion PIPE, contributed to advancing our preclinical and clinical programs targeting significant unmet medical needs. We also were granted five regulatory designations by the FDA, which we believe provides validation for the potential of our approach to change the cell therapy landscape and improve the lives of patients. Beyond our active clinical development programs, we forged new strategic and commercial partnerships with companies at the forefront of their respective fields, again consistent with our mission to pioneer new, innovative approaches to cellular medicine.”

Dr. Hariri continued, “Our achievements over the past year establish a solid foundation for growth through 2022. We expect Phase 1 data readouts in all three ongoing clinical programs and the submission of an investigational new drug application, or IND, for our CYCART-19 program to enable initiation of a Phase 1 trial in B cell malignancies. We believe we are well positioned to lead the next evolution of cellular therapeutics for the treatment of cancer, infectious and degenerative diseases using our proprietary placental-based cell therapy platform.”

Clinical and Regulatory Updates

CYNK-001 for the Treatment of AML and GBM:

•

CYNK-001 is Celularity’s unmodified cryopreserved human placental hematopoietic stem cell-derived natural killer (NK) cell therapy candidate that is enriched with CD56+/CD3- NK cells and expanded from human placental CD34+ cells. CYNK-001 is currently being investigated in two Phase 1 clinical trials, in AML and in GBM.

•	In March 2021, the FDA granted Fast Track designation to CYNK-001 for the treatment of adults with recurrent GBM.
•	In April 2021, the FDA granted Orphan Drug Designation to CYNK-001 for the treatment of patients with malignant gliomas, including GBM.
•

In June 2021, Celularity announced the expansion of its ongoing Phase 1 clinical trial of CYNK-001 in AML (NCT04310592) to include patients with relapsed/refractory AML (r/r AML) in addition to an ongoing trial in patients with minimal residual disease (MRD).

•	In December 2021, the FDA granted Fast Track designation to CYNK-001 for the treatment of AML.
•

Also in December 2021, Celularity hosted an AML update with analysts in which the Company highlighted data findings in both r/r AML and MRD (NCT04310592) that provided evidence of a dose effect and biologic activity, and outlined plans to expand with new cohorts in both arms, add interleukin-2 (IL-2) to the treatment regimen, add a fourth dose on day 21 and potentially increase the dose of NK cells. The presentation from the event is available on Celularity’s investor relations website under Events & Presentations.

CYNK-101 for the Treatment of HER2+ Gastric Cancer:

•

CYNK-101 is a novel allogeneic off-the-shelf human placental CD34+-derived NK cell product candidate that is genetically modified to express high-affinity and cleavage-resistant CD16 (FCGRIIIA) variant to drive antibody-dependent cell-mediated cytotoxicity. CYNK-101 is currently being investigated in the Phase 1 portion of a Phase 1/2a clinical trial in HER2+ gastric cancer.

•

In November 2021, Celularity received clearance of its IND by the FDA for the use of CYNK-101 in combination with standard chemotherapy, trastuzumab and pembrolizumab, in patients with first-line locally advanced unresectable or metastatic HER2/neu positive gastric or gastroesophageal junction (G/GEJ) adenocarcinoma.

•

Also in November 2021, Celularity presented preclinical data in a poster presentation at the Society of Immunotherapy Cancer (SITC) annual meeting. The data demonstrate the synergistic effect of combining CYNK-101 with Cetuximab to drive antibody-dependent cellular cytotoxicity activity against EGFR+ tumors.

•	In December 2021, Celularity presented preclinical data for CYNK-101 at the American Society of Hematology (ASH) annual meeting.

•

In January 2022, the FDA granted Fast Track designation to CYNK-101, which is being developed in combination with standard chemotherapy, trastuzumab and pembrolizumab in first-line locally advanced unresectable or metastatic HER2/neu positive G/GEJ adenocarcinoma.

•	In February 2022, the FDA granted Orphan Drug Designation to CYNK-101 for the treatment of gastric/gastroesophageal junction cancer.

CYCART-19 for the Treatment of B-Cell Malignancies:

•	CYCART-19 is an allogeneic Chimeric Antigen Receptor (CAR) engineered human placental -derived T cell that is a potential drug candidate in B-cell malignancies.
•

In December 2021, preclinical data demonstrating the feasibility and functionality of expressing a CAR directed to CD19 on placental CD34+ derived, cryopreserved, off-the-shelf, allogeneic CYNK cells were presented at the ASH Annual Meeting.

Corporate Developments

•

In May 2021, Celularity formed a multi-year strategic partnership with Palantir Technologies to leverage the unique combined strengths of Celularity’s deep dataset and Palantir’s Foundry platform to accelerate and advance cellular therapies.

•

In July 2021, Celularity completed a business combination with GX Acquisition Corp. and commenced trading on the Nasdaq exchange under a new name and new ticker symbols. Gross proceeds from the transaction totaled approximately $138 million, which included funds held in the trust account and a concurrent private placement investment in public equity (PIPE) financing led by existing Celularity stockholders.

•

Also in July 2021, Celularity entered into an exclusive supply and distribution agreement for multiple commercial products with Arthrex to distribute and commercialize Celularity’s biomaterial products for orthopedic surgery and sports medicine.

•

In August 2021, Celularity entered into an exclusive strategic partnership to develop the combination of Imugene’s CD19 oncolytic virus technology and Celularity’s CD19 targeting allogeneic CAR T cellular therapy, CYCART-19, for the treatment of solid tumors.

•

In September 2021, Celularity appointed Andrew L. Pecora, M.D., as President. Dr. Pecora, a hematologist and oncologist, was a Celularity director prior to the business combination with GX Acquisition Corp. and chaired its Scientific Advisory Board.

•

Also in September 2021, Celularity entered into a research collaboration with Oncternal Therapeutics under which the companies will evaluate placental derived-cellular therapies targeting receptor-tyrosine kinase-like Orphan Receptor 1 (ROR1).

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Celularity’s clinical and commercial GMP production facility has been fully operational for over a year and has been developing and supplying all placental-derived cell therapy product candidates, including CYNK-001, CYNK-101, and CYCART-19 as well as Celularity’s tissue-derived therapies including BIOVANCE®, BIOVANCE®•3L Ocular, and Interfyl®.

Fourth Quarter and Full Year 2021 Financial Results

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Cash and Cash Equivalents: Cash, cash equivalents and marketable securities were $37.2 million as of December 31, 2021, compared to $54.3 million as of December 31, 2020. Gross proceeds of the business combination and related PIPE transactions, which totaled approximately $138 million, were offset by cash used in operations, capital expenditures and professional fees related to becoming an operating public company.

•

Total Revenues: Total revenues were $4.9 million for the fourth quarter of 2021 and $21.3 million for the full year ended December 31, 2021, compared to $3.2 million for the fourth quarter of 2020 and $14.3 million for the full year ended December 31, 2020. The increase in revenues was primarily due to recognition of deferred revenue in connection with termination of a license agreement, as well as new distribution agreements.

•

Research & Development (R&D) Expenses: R&D expenses were $24.7 million for the fourth quarter of 2021 and $88.4 million for the full year ended December 31, 2021, compared to $13.9 million for the fourth quarter of 2020 and $52.7 million for the full year ended December 31, 2020. The increase was primarily driven by increased stock-based compensation as well as costs associated with increases in both preclinical and clinical activities, and headcount.

•

Selling, General & Administrative (SG&A) Expenses: SG&A expenses were $13.2 million for the fourth quarter of 2021 and $71.3 million for the full year ended December 31, 2021, compared to $6.0 million for the fourth quarter of 2020 and $31.3 million for the full year ended December 31, 2020. The increase in SG&A expenses was primarily caused by increased stock-based compensation expense, a legal settlement charge as well as an increase in headcount and costs associated with being a public company.

•

Net (loss) income: Net loss attributable to common stockholders was $4.0 million, or $0.03 per share, for the fourth quarter of 2021 and $100.1 million, or $1.49 per share for the year ended December 31, 2021, compared to income of $3.9 million, or $0.21 per share, for the fourth quarter of 2020 and a loss of $208.2 million, or $11.31  per share, for the full year ended December 31, 2020.

About Celularity

Celularity Inc. (Nasdaq: CELU) headquartered in Florham Park, NJ, is a clinical stage biotechnology company leading the next evolution in cellular medicine by developing allogeneic cryopreserved off-the-shelf placental-derived cell therapies, including therapeutic programs using unmodified natural killer (NK) cells, genetically modified NK cells, T-cells engineered with a CAR (CAR-T cells), and mesenchymal-like adherent stromal cells (ASCs). These therapeutic programs target indications in cancer, infectious and degenerative diseases. In addition, Celularity develops and manufactures innovative biomaterials also derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies. To learn more, visit celularity.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. The forward-looking statements in this press release include statements regarding the effects of recent partnerships on Celularity’s business objectives, expectations for 2022, including with respect to data readouts from ongoing clinical trials and Celularity’s ability to advance the field of cellular medicine and develop treatments for cancer, degenerative and infectious diseases, its recent collaboration with Oncternal Therapeutics and its clinical development plans, among others. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the inherent risks in biotechnological development, including with respect to the development of novel cellular therapies, and the clinical trial and regulatory approval process; and risks associated with developments relating to Celularity’s competitors and industry, along with those risk factors are contained in Celularity’s filings and periodic reports filed with the Securities and Exchange Commission (SEC) under the heading “Risk Factors” and elsewhere in such filings and reports, including Celularity’s annual report on Form 10-K for the year-ended December 31, 2021 and future filings and reports by Celularity. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Celularity disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances. These risks and uncertainties may be amplified by the ongoing COVID- 19 pandemic. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Celularity Investor Contact:

Carlos Ramirez, SVP Investor Relations

Celularity Inc.

carlos.ramirez@celularity.com

CELULARITY INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended (unaudited)		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Total Revenues	4,857	3,243	21,335	14,278
Operating expenses:
Cost of goods sold	4,660	1,170	9,653	4,932
Research and development	24,687	13,924	88,353	52,707
Selling, general and administrative	13,208	5,973	71,341	31,336
Change in fair value of contingent liability, amortization, impairments	(22,748)	(28,879)	(38,953)	77,228
Total operating expenses	19,806	(7,812)	130,394	166,203
Operating (loss) income	(14,950)	11,055	(109,059)	(151,925)
Other income (expense):
Interest income	8	134	332	370
Interest expense	(759)	(724)	(3,171)	(2,354)
Loss of sale on business	—	—	—	(4,434)
Expenses related to warrant liabilities	11,224	(6,621)	13,482	(58,686)
Other income (expense), net	457	(3)	(1,682)	4,096
Total other income (expense)	10,930	(7,214)	8,961	(61,008)
Net loss before income taxes	$ (4,020)	$ 3,841	$ (100,098)	$ (212,933)
Income tax (benefit) expense	20	(69)	20	(4,700)
Net loss	$ (4,039)	$ 3,910	$ (100,118)	$ (208,233)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$0.21	$(1.49)	$(11.31)
Weighted—average common shares outstanding, basic and diluted	124,123,844	18,433,246	67,057,278	18,417,910

CELULARITY INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended (unaudited)		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Total Revenues	4,857	3,243	21,335	14,278
Operating expenses:
Cost of goods sold	4,660	1,170	9,653	4,932
Research and development	24,687	13,924	88,353	52,707
Selling, general and administrative	13208	5973	71,341	31,336
Change in fair value of contingent liability, amortization, impairments	(22,748)	(28,879)	(38,953)	77,228
Total operating expenses	19,806	(7,812)	130,394	166,203
Operating (loss) income	(14,950)	11,055	(109,059)	(151,925)
Other income (expense):
Interest income	8	134	332	370
Interest expense	(759)	(724)	(3,171)	(2,354)
Loss of sale on business	—	—	—	(4,434)
Expenses related to warrant liabilities	11,224	(6,621)	13,482	(58,686)
Other income (expense), net	457	(3)	(1,682)	4,096
Total other income (expense)	10,930	(7,214)	8,961	(61,008)
Net loss before income taxes	$(4,020)	$3,841	$(100,098)	$(212,933)
Income tax (benefit) expense	20	(69)	20	(4,700)
Net loss	$(4,039)	$3,910	$(100,118)	$(208,233)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$0.21	$(1.49)	$(11.31)
Weighted—average common shares outstanding, basic and diluted	124,123,844	18,433,246	67,057,278	18,417,910

CELULARITY INC.

Selected Balance Sheet Data

(in thousands)

	December 31, 2021	December 31, 2020
Cash and cash equivalents	37,240	54,311
Total assets	414,128	431,008
Total liabilities	314,710	412,295
Total stockholders' equity	99,418	(531,400)